                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


  Filed by the registrant  {X}

  Filed by a party other than the registrant  { }

  Check the appropriate box:

  { }  Preliminary proxy statement

  { }  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6 (e) (2))

  {X}  Definitive proxy statement

  { }  Definitive additional materials

  { }  Soliciting material pursuant to Rule 14a-11(c) or  Rule 14a-12

                            MECKLERMEDIA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  {X} No fee required

  { } Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

  (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

  (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

  (5)  Total fee paid:
--------------------------------------------------------------------------------

  { } Fee paid previously with preliminary materials.

  { } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:
--------------------------------------------------------------------------------

  (2)  Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

  (3)  Filing party:
--------------------------------------------------------------------------------

  (4)  Date filed:
--------------------------------------------------------------------------------

                              MECKLERMEDIA CORPORATION
                              20 KETCHUM STREET
                              WESTPORT, CONNECTICUT  06880
                              (203) 226-6967

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 26, 1997

          To the Stockholders of Mecklermedia Corporation:

          The Annual Meeting of Stockholders of Mecklermedia Corporation will be held at the offices of Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York on March 26, 1997, at 10:00 a.m. local time, for the following purposes:

          1. To elect six directors to the Board of Directors of the Company with terms expiring at the Annual Meeting of Stockholders to be held in 1998 or until their successors are duly elected.

          2. To approve an amendment to the Mecklermedia Corporation 1995 Stock Option Plan providing for an increase in the number of shares available for grant pursuant to the exercise of options thereunder.

          3. To approve the appointment of Arthur Andersen LLP, independent accountants, to act as independent auditors for Mecklermedia Corporation for the fiscal year ending September 30, 1997.

          4. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

          The Board of Directors has fixed the close of business on February 24, 1997, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

          YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ATTACHED TO THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR INFORMATION WITH RESPECT TO THOSE PERSONS WHO WILL BE ENTITLED TO VOTE AT THE MEETING AND OTHER RELEVANT MATTERS.

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON IF YOU WISH.

                              By Order of the Board of Directors,

                              Alan M. Meckler
                              Chairman of the Board, President
                               and Chief Executive Officer


Dated: February 25, 1997

                  MECKLERMEDIA CORPORATION, 20 KETCHUM STREET,
                   WESTPORT, CONNECTICUT 06880 (203) 226-6967

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 26, 1997

          This Proxy Statement and the enclosed form of proxy are being furnished to the stockholders of Mecklermedia Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the annexed Notice of Annual Meeting of Stockholders.

                      VOTING RIGHTS AND PROXY INFORMATION

RECORD DATE; VOTING RIGHTS

          Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on February 24, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof.

          At the close of business on February 24, 1997, 8,497,572 shares of common stock, $.01 par value, of the Company ("Common Stock"), which constitutes the only class of voting securities of the Company, were issued, outstanding and entitled to vote. For each share of Common Stock held of record as of the close of business on February 24, 1997, stockholders are entitled to one vote on each matter to be voted upon at the Annual Meeting. In accordance with the Company By-Laws, the election of directors will be decided by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. All other matters before the Annual Meeting will require the affirmative vote of a majority of the votes cast with respect to such other matters. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not votes cast and therefore will not be counted in determining voting results, although abstentions and broker non-votes will be counted in the determination of a quorum.

PROXIES; REVOCATION

          When a proxy is received in time for the Annual Meeting, properly executed and not revoked, the shares represented thereby will be voted at the Annual Meeting as directed. If no such direction is specified, the proxy will be voted FOR the election as directors of the Company of the nominees named therein, FOR approval of an amendment to the Company's 1995 Stock Option Plan providing for an increase in the amount of shares available for grant pursuant to the exercise of options thereunder, and FOR approval of the appointment of Arthur Andersen LLP, independent accountants, as auditors of the Company for the fiscal year ending September 30, 1997. Stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company or by executing and delivering a later dated proxy. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder. Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

          This proxy statement and the form of proxy enclosed herewith, and the accompanying Annual Report to Stockholders for the fiscal year ended September 30, 1996, including financial statements and footnotes thereto, are first being mailed to stockholders of record as of the close of business on February 24, 1997.

                      PRINCIPAL STOCKHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of December 31, 1996, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.

                                                 Amount and
                                                 Nature of
Name of                    Address of            Beneficial               Percent of
Beneficial Owner           Beneficial Owner      Ownership                Class(1)
-------------------------  --------------------  -----------------------  ----------
Alan M. Meckler            c/o Mecklermedia      2,648,686(2)(3)(4)          30.7%
                           Corporation
                           20 Ketchum Street
                           Westport, CT  06880

James S. Mulholland III    44 Heather Drive      1,014,783(5)                11.9%
                           New Canaan, CT 06840

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person (i) has the right to acquire within 60 days after such date, (ii) has voting power or
      (iii) has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person .

(2) Includes 70,200 shares held by each of four trusts established for the benefit of each of Naomi A. Meckler, Catherine S. Meckler, Caroline J. Meckler and John M. Meckler, respectively, each of whom is a child of Alan
      M. Meckler, as to all of which shares Mr. Meckler disclaims beneficial ownership. Mr. Meckler and Alan B. Abramson are the trustees of each of these trusts. Mr. Abramson has sole voting power with respect to such shares; however, Mr. Abramson and Mr. Meckler each has the power to dispose of such shares on behalf of each of the trusts. Includes 117,700 shares held by the Meckler Foundation, Inc., a not-for-profit corporation, of which Mr. Meckler is a director and the President, and as to all of which shares Mr. Meckler disclaims beneficial ownership.

(3) Includes 123,200 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1993 Stock Option Plan.

(4) Includes 16,666 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1995 Stock Option Plan.

(5) Includes 7,270 shares held as custodian for James S. Mulholland IV, 7,270 shares held as custodian for Hilary G. Mulholland, 2,500 shares held as custodian for Rosemary E. Mulholland, and 750 shares held as custodian for Robert W.K. Mulholland, in each case, under the Connecticut Gifts to Minors Act, as to all of which shares Mr. Mulholland disclaims beneficial ownership.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of December 31, 1996, information with respect to the outstanding shares of Common Stock beneficially owned by each director of the Company, the Chief Executive Officer (who is also a director), the Chief Operating Officer (who is also a director) and by all persons presently serving as directors and officers of the Company as a group. Except as otherwise indicated, all shares are owned directly.

                                                 Amount and
                                                 Nature of
Name of                    Address of            Beneficial                 Percent of
Beneficial Owner           Beneficial Owner      Ownership                  Class(1)
-------------------------  --------------------  -------------------------  ----------
Alan M. Meckler            c/o Mecklermedia      2,648,686(2)(3)(4)           30.7%
                           Corporation
                           20 Ketchum Street
                           Westport, CT 06880

Wayne A. Martino           132 Gillies Road         25,065(5)                   *
                           Hamden, CT 06517

Michael J. Davies          15925 Old York Road       4,334(6)                   *
                           Monkton, MD 21111

Walter H. Lippincott       1 River Knoll Drive       3,334(6)                   *
                           Titusville, NJ 08560

Christopher S. Cardell     c/o Mecklermedia         14,334(7)                   *
                           Corporation
                           20 Ketchum Street
                           Westport, CT 06880

Gilbert F. Bach            75 East End Ave           1,000                      *
                           New York, NY  10028

All directors and
executive officers as a
group (seven persons)                            2,710,085(8)                 31.3%

*     Less than one percent.
-------------------------------
(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person (i) has the right to acquire within 60 days after such date, (ii) has voting power or
      (iii) has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 70,200 shares held by each of four trusts established for the benefit of each of Naomi A. Meckler, Catherine S. Meckler, Caroline J. Meckler and John M. Meckler, respectively, each of whom is a child of Alan
      M. Meckler, as to all of which shares Mr. Meckler disclaims beneficial ownership. Mr. Meckler and Alan B. Abramson are the trustees of each of these trusts. Mr. Abramson has sole voting power with respect to such shares; however, Mr. Abramson and Mr. Meckler each has the power to dispose of such shares on behalf of each of the trusts. Includes 117,700 shares held by the Meckler Foundation, Inc., a not-for-profit corporation, of which Mr. Meckler is a director and the President, and as to all of which shares Mr. Meckler disclaims beneficial ownership.

(3) Includes 123,200 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1993 Stock Option Plan.

(4) Includes 16,666 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1995 Stock Option Plan.

(5) Includes 23,665 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1995 Stock Option Plan. Includes 1,000 shares held by Newton D. Brenner, Trustee, under the Brenner, Saltzman & Wallman Pension Plan for the benefit of Wayne A. Martino.

(6) Includes 3,334 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1995 Stock Option Plan for each of Messrs. Davies and Lippincott.

(7) Includes 13,334 shares of common stock issuable upon exercise of options granted pursuant to the Company's 1995 Stock Option Plan.

(8) Includes 170,199 shares of Common Stock issuable upon exercise of granted pursuant to the Company's 1993 and 1995 Stock Option Plans. Includes an aggregate of 280,800 shares held in trusts established by Alan M. Meckler for the benefit of his children and 117,700 shares held by the Meckler Foundation. See Footnote 2 to this table.

                              ELECTION OF NOMINEES

      The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held their present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of the Company. There are no family relationships between any nominee, director or executive officer of the Company. References below to periods of service include service to the Company's predecessor prior to its 1993 merger with and into the Company. The election of the nominees to the Board by the stockholders will require the affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting.

                                             Principal Occupation or
Name                         Age          Occupations and Directorships
--------------------------------------------------------------------------------
Alan M. Meckler               51  Mr. Meckler has been Chairman of the Board and
                                  Chief Executive Officer of the Company since
                                  December 1993, and has been President and a
                                  director of the Company since 1971. Mr.
                                  Meckler has also held the office of Chairman
                                  of the Board of the Company during certain
                                  periods since 1971, and is the only person to
                                  have held the offices of Chairman of the
                                  Board, Chief Executive Officer or President
                                  since the Company's founding.
--------------------------------------------------------------------------------
Wayne A. Martino              37  Mr. Martino has been a director of the Company
                                  since December 1993. Mr. Martino is a member
                                  of the bar in the State of Connecticut and has
                                  been a principal at the law firm of Brenner,
                                  Saltzman & Wallman (formerly Brenner,
                                  Saltzman, Wallman & Goldman) since 1991. Mr.
                                  Martino served as an associate of that firm
                                  from 1984 until he assumed his present
                                  position.
--------------------------------------------------------------------------------
Michael J. Davies             52  Mr. Davies has been a director of the Company
                                  since January 1996. Mr. Davies has been the
                                  Managing Director, Corporate Finance, of the
                                  investment bank Legg Mason Wood Walker
                                  Incorporated ("Legg Mason") since 1993. Before
                                  joining Legg Mason, Mr. Davies was the
                                  Publisher of newspaper, the Baltimore Sun,
                                  between 1990 and 1993.
--------------------------------------------------------------------------------
Walter H. Lippincott          58  Mr. Lippincott has been a director of the
                                  Company since January 1996. Mr. Lippincott has
                                  been the Director and Chief Executive Officer
                                  of the Princeton University Press, a non-
                                  profit publisher of scholarly books for the
                                  last ten years.
--------------------------------------------------------------------------------

Christopher S. Cardell        37  Mr. Cardell has been Executive Vice President,
                                  Chief Operating Officer and Chief Financial
                                  Officer of the Company since November 1996,
                                  and a director since February 1997. Prior to
                                  November 1996, Mr. Cardell held the office of
                                  Executive Vice President and Chief Financial
                                  Officer. He joined the Company as Senior Vice
                                  President and Chief Financial Officer on
                                  January 2, 1996. Prior to that time, Mr.
                                  Cardell was a Senior Manager with Arthur
                                  Andersen LLP.
--------------------------------------------------------------------------------

Gilbert F. Bach               65  Mr. Bach retired on January 1, 1997 from
                                  Lehman Bros., where he held various positions from 1979 through 1996, most recently as a Managing Director. From 1955 to 1979, Mr. Bach held various positions at Hirsch & Co. and Loeb Rhoades & Co.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE ACCOMPANYING PROXY BE VOTED FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR AND IT IS INTENDED THAT THE PROXIES NOT OTHERWISE LIMITED WILL BE VOTED IN SUCH MANNER. ALL NOMINEES HAVE CONSENTED TO SERVE IF ELECTED AND THE BOARD OF DIRECTORS HAS NO REASON TO BELIEVE THAT ANY OF THE NOMINEES WILL BE UNABLE TO ACCEPT THE OFFICE OF DIRECTOR, HOWEVER, IF SUCH SITUATION DOES ARISE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR ANY SUCH PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Pursuant to the terms of an August 1993 stock purchase agreement ( the "Stock Purchase Agreement"), the Company has granted certain "piggyback" registration rights (that is, rights to include shares in a registration statement otherwise filed by the Company, at the Company's expense) to (i) James
S. Mulholland, Jr., James S. Mulholland III, certain other existing stockholders who received their stock in transfers from either of them and certain classes of future transferees of Common Stock originally purchased by the Mulhollands on August 2, 1993, pursuant to the Stock Purchase Agreement (together with Messrs. Mulholland Jr. and Mulholland III, the "Mulholland Family") and (ii) Alan M. Meckler, certain other existing stockholders who received their Common Stock in transfers from Mr. Meckler and certain classes of future transferees of Common Stock owned by Mr. Meckler on the date of the Stock Purchase Agreement (together with Mr. Meckler, the "Meckler Family"). Pursuant to an exercise of the "piggyback" registration rights provided by the Stock Purchase Agreement, Messrs. Meckler and Mulholland III and certain other stockholders, included in the aggregate, 448,750 shares of Common Stock (prior to adjustment for the two-for-one stock split of the Company's Common Stock on September 19, 1995) in a registration statement filed by the Company with respect to a public offering in August 1995.

      The Stock Purchase Agreement also provides that if the Meckler Family transfers not less than 40% of the aggregate amount of Common Stock held by them, then Mr. Meckler, the Meckler Family or the acquirer of such Common Stock has the right (the "take-along right") to require the Mulholland Family to transfer a like percentage of Common Stock held by them on the same terms and subject to the same conditions. The take-along right will terminate upon the earlier of February 11, 1999, or the date upon which the aggregate amount of Common Stock held by the Meckler Family is less than that held by the Mulholland Family.

      Wayne A. Martino, a director of the Company since December 1993, is a principal in the law firm of Brenner, Saltzman & Wallman, counsel to the Company ("Brenner, Saltzman"). The Company paid legal fees and expenses of approximately $110,000 and $74,000 to Brenner, Saltzman for its services in fiscal 1995 and fiscal 1996, respectively.

                         COMPLIANCE WITH SECTION 16 (A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission ("SEC"). Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 1996 fiscal year. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports furnished to it, the Company believes that there were no late filings during the fiscal year ended September 30, 1996.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

      The Board of Directors has established a Compensation Committee, a Stock Option Committee and an Audit Committee, the current members of which are as follows:

Compensation Committee    Stock Option Committee    Audit Committee
------------------------  ----------------------  --------------------
Wayne A. Martino          Wayne A. Martino        Michael J. Davies
Michael J. Davies         Walter H. Lippincott    Walter H. Lippincott
                                                  Gilbert F. Bach

COMPENSATION COMMITTEE

      The Compensation Committee reviews and approves or recommends to the Board of Directors the compensation and terms of employment of the Chief Executive Officer and Chief Operating Officer of the Company. The Compensation Committee met three times during the fiscal year ended September 30, 1996.

STOCK OPTION COMMITTEE

      The Stock Option Committee administered the Company's 1993 Stock Option Plan and the Company's 1995 Stock Option Plan through December 31, 1996. The Stock Option Committee met three times during the fiscal year ended September 30, 1996.

AUDIT COMMITTEE

      The Audit Committee of the Board of Directors recommends to the Board of Directors the appointment of the independent auditors, subject to approval by the stockholders of the Company; reviews the independent auditors' report and management letters and reports to the Board of Directors with respect thereto; reviews with management the Company's accounting policies and procedures, including its internal accounting controls; determines whether there are any conflicts of interest in financial or business matters between the Company and any of its officers or employees; and reviews the recommendations of the independent auditors. The Audit Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. The Audit Committee met two times during the fiscal year ended September 30, 1996.

DIRECTORS' ATTENDANCE

      The Board of Directors met three times during the fiscal year ended September 30, 1996. All of the incumbent directors attended all of the Board of Directors' meetings and all of the meetings of each committee on which each such director serves.

                               EXECUTIVE OFFICERS

      In addition to Alan M. Meckler, the Chairman of the Board, President and Chief Executive Officer and Christopher S. Cardell, Executive Vice President, Chief Operating Officer and Chief Financial Officer, the following person is an Executive Officer of the Company.

--------------------------------------------------------------------------------
Name                         Age              Position with Company

--------------------------------------------------------------------------------
Carl S. Pugh                  42  Mr. Pugh has been President and Chief
                                  Operating Officer of the Company's Trade Show
                                  Group since October 1995. For the four years before joining the Company, Mr. Pugh was President of Cowles Event Management, a division of Cowles Business Media. For the year prior to that, Mr. Pugh was President and founding Publisher of HomeVest News. Between
                                  1985 and 1990, Mr. Pugh was with the
                                  Conference Management Group serving as Chief
                                  Executive Officer for the last seven years.

                  EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

      The following table sets forth, for each of the last three fiscal years, cash and certain other compensation paid or accrued by the Company for the Chief Executive Officer of the Company in all capacities in which he served. The table also sets forth cash and certain other compensation paid to or accrued by the Company for the Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company; for the President and Chief Operating Officer of the Trade Show Group; for the former President and Chief Operating Officer of iWORLD; and for the former President and Chief Operating Officer of the Magazine Group in the capacities in which they served (each, in addition to the Chief Executive Officer, a "Named Executive Officer"). Other than Alan M. Meckler, Christopher S. Cardell, Carl S. Pugh, Jeffrey L. Dearth, and David B. Egan, no executive officer of the Company received total salary and bonus during fiscal year 1996 in excess of $100,000. The Company has employment agreements with Christopher S. Cardell and Carl S. Pugh which provide for up to one year of severance in the event of termination of employment.


                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation     Long Term Compensation
                                                ---------------------  --------------------------
                                                                       Securities
                                                                       Underlying     All Other
                                                  Salary      Bonus      Options    Compensation
Name and Principal Position               Year     ($)         ($)         (#)           ($)
-----------------------                   ----  ---------   --------    --------     ----------
Alan M. Meckler                           1996    221,900     80,000       50,000             --
Chairman, President and Chief             1995    191,800         --       60,000             --
Executive Officer                         1994    162,500         --       86,000             --

Christopher S. Cardell
Executive Vice President, Chief
Operating Officer and Chief
Financial Officer(1)                      1996    133,800     50,000       20,000             --

Carl S. Pugh
President and Chief Operating
Officer, Trade Show Group(2)              1996    168,300     56,000       20,000             --

Jeffrey L. Dearth
Former President and Chief                1996    127,500         --        5,000             --
Operating Officer, iWORLD(3)              1995      9,600         --       20,000             --

David B. Egan
Former President and Chief
Operating Officer, Magazine Group(3)      1996    101,500         --       20,000         57,000

(1) Christopher S. Cardell commenced employment with the Company on January 2, 1996.

(2)   Carl S. Pugh commenced employment with the Company on October 2, 1995.

(3) Jeffrey L. Dearth's and David B. Egan's employment with the Company terminated on June 5, 1996, and September 4, 1996, respectively.

     The following table sets forth stock options granted during the fiscal year ended September 30, 1996, to the Company's Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS
                               -----------------

                           Number of     Percent of
                           Securities   Total Options
                           Underlying    Granted to    Exercise or
                            Options     Employees in    Base Price   Expiration
          Name            Granted (#)    Fiscal Year      ($/Sh)        Date
------------------------  ------------  -------------  ------------  ----------
Alan M. Meckler            16,666(1)              6.4       12.813       1/8/01
                           16,667(2)              6.4       12.813       1/8/01
                           16,667(3)              6.4       12.813       1/8/01

Christopher S. Cardell      6,500(4)              2.5        15.38       1/2/06
                            6,500(5)              2.5        15.38       1/2/06
                            3,666(6)              1.4        15.38       1/2/06
                            3,334(7)              1.3        15.38       1/2/06

Carl S. Pugh                5,650(8)              2.2       17.625      10/2/05
                            4,350(9)              1.7       17.625      10/2/05
                            1,300(10)             0.5       17.625      10/2/05
                            2,033(11)             0.8       17.625      10/2/05
                            3,333(12)             1.3       17.625      10/2/05
                            3,334(13)             1.3       17.625      10/2/05

Jeffrey L. Dearth           1,666(14)             0.6       11.625      3/29/06
                            1,667(15)             0.6       11.625      3/29/06
                            1,667(16)             0.6       11.625      3/29/06

David B. Egan              10,000(17)             3.8        17.00      4/30/06
                            1,764(18)             0.6        17.00      4/30/06
                            1,569(19)             0.6        17.00      4/30/06
                            3,333(20)             1.3        17.00      4/30/06
                            3,334(21)             1.3        17.00      4/30/06

(1)   All such options became exercisable on January 8, 1997.
(2)   All such options become exercisable on January 8, 1998.
(3)   All such options become exercisable on January 8, 1999.
(4)   All such options became exercisable on January 2, 1996.
(5)   All such options become exercisable on January 2, 1997.
(6)   All such options become exercisable on January 2, 1998.
(7)   All such options become exercisable on January 2, 1999.
(8)   All such options became exercisable on October 2, 1995.
(9)   All such options became exercisable on January 1, 1996.
(10)  All such options became exercisable on October 2, 1996.
(11)  All such options became exercisable on January 1, 1997.
(12)  All such options become exercisable on October 2, 1997.
(13)  All such options become exercisable on October 2, 1998.
(14)  All such options become exercisable on March 29, 1997.
(15)  All such options become exercisable on March 29, 1998.
(16)  All such options become exercisable on March 29, 1999.
(17)  All such options became exercisable on April 30, 1996.
(18)  All such options become exercisable on April 30, 1997.
(19)  All such options become exercisable on January 1, 1998.
(20)  All such options become exercisable on April 30, 1998.
(21)  All such options become exercisable on April 30, 1999.

     The following table sets forth information for the Company's Named Executive Officers during the last fiscal year with respect to the exercise of options to purchase the Company's Common Stock and year-end option holdings.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                   Number of
                                                  Securities          Value of
                                                  Underlying        Unexercised
                                                  Unexercised       in-the-money
                           Shares                 Options at         Options at
                          Acquired                Fiscal Year       Fiscal Year
                             on        Value        End (#)           End ($)
                          Exercise   Realized    Exercisable/       Exercisable/
          Name               (#)        ($)      Unexercisable     Unexercisable
------------------------  --------   --------   --------------     --------------
Alan M. Meckler                  0          0   95,400/100,600   1,399,795/989,256

Christopher S. Cardell           0          0     6,500/13,500       17,030/35,370

Carl S. Pugh                     0          0    10,000/10,000         3,750/3,750

Jeffrey L. Dearth(1)             0          0              0/0                 0/0

David B. Egan                    0          0         10,000/0            10,000/0

      During the fiscal year ended September 30, 1996, employees of the Company exercised options to purchase 99,000 shares of the Company's Common Stock.

      DIRECTORS' COMPENSATION

      Directors of the Company who are also employees of the Company do not receive any compensation specifically relating to their duties as directors.

      The Company's 1995 Stock Option Plan provides a non-discretionary formula (the "Non-discretionary Formula") for Non-Employee Directors (as such term is defined in Rule 16b-3 promulgated under the Exchange Act) which automatically provides for a one-time grant to each Non-Employee Director non-qualified options to acquire 10,000 shares of Common Stock. With respect to Wayne A. Martino, such grant occurred on March 16, 1995, after the stockholders approved the 1995 Stock Option Plan. These options vested on the date of the grant.
With respect to Messrs. Davies and Lippincott, such grant, which vests equally over a three year period, occurred on January 25, 1996, the date on which both became members of the Board of Directors. With respect to Mr. Bach, such grant, which vests equally over a three year period, occurred on February 14, 1997, the date on which Mr. Bach became a Director. In addition, the Non-discretionary Formula provides for an automatic grant, on the date of the Annual Meeting of each year, to each Non-Employee Director, of options to acquire 1,000 shares of Common Stock provided that such director has been a director for more than six months. The grant of options to purchase 1,000 shares of Common Stock vests equally over a three year period. The purchase price of the option shares purchasable pursuant to an option granted under the Non-discretionary Formula is 100% of the "fair market value" of the Common Stock on the date the option is granted under the 1995 Stock Option Plan.

      During the fiscal year ended September 30, 1996, options to acquire 1,000 shares of Common Stock were issued to Wayne A. Martino, and options to acquire 10,000 shares of Common Stock were issued to each of Michael J. Davies and Walter H. Lippincott. In addition, Non-Employee Directors receive an annual retainer of $4,000 and $1,000 for each Board of Directors' meeting attended. Wayne A. Martino, Michael J. Davies and Walter H. Lippincott each earned $7,000 from the annual retainer for serving on the Board and for attending Board of Directors' meetings in fiscal 1996.


------------
(1)   Jeffrey L. Dearth's options expired unexercised.

                            APPROVAL OF AMENDMENT TO
                            MECKLERMEDIA CORPORATION
                             1995 STOCK OPTION PLAN


      The Board of Directors has adopted several amendments to the Company's 1995 Stock Option Plan (the "1995 Plan") relating to administration of the 1995 Plan and increasing the number of shares of Common Stock available for grant pursuant to the exercise of options thereunder. The amendments provide that, as of January 1, 1997, (i) the 1995 Plan shall be administered by the Board of Directors, which may delegate most of its duties to a committee composed of two or more "Non-Employee Directors", and (ii) an additional 400,000 shares will be available for grant pursuant to the exercise of options under the 1995 Plan.
Of the two amendments, only amendment (ii) is subject to the approval of the stockholders. The Board of Directors believes that the availability for grant of additional options will enable the Company to continue to attract and retain key employees and directors upon whom the financial success of the Company depends.

MATERIAL FEATURES OF THE 1995 PLAN

      The purpose of the 1995 Plan is to advance the interests of the Company by providing additional incentives to attract, motivate and retain qualified and competent persons who provide management services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. Options intended to qualify as incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and those not intended to qualify as Incentive Options ("Non-Qualified Options") (collectively, Incentive Options and Non-Qualified Options shall hereinafter be referred to as "Options") may be granted under the 1995 Plan.
See "Certain Federal Income Tax Consequences of the Plan."

      If the amendment to the 1995 Plan is approved by the requisite affirmative vote of the stockholders at the Annual Meeting, the 1995 Plan will allow for the granting of Options with respect to up to 800,000 shares of Common Stock (the "Option Shares") which number is subject to adjustment in the event of stock dividends, stock splits and other similar events, during the period from the effective date of the 1995 Plan through January 31, 2005. With respect to any one individual, no more than 300,000 Option Shares may be granted. Options may be granted to (a) key employees, including officers of the Company or its subsidiaries, and other employees whose past term of service with the Company renders their experience and judgment important to the continued success of the Company, and (b) directors. Presently, there are approximately 160 employees and four directors eligible to participate in the 1995 Plan. Participation is determined by the Board of Directors, except with respect to Non-Employee Directors who participate automatically as described below.

NEW PLAN BENEFITS

      Information with respect to the grant of Options to the Named Executive Officers during the fiscal year ended September 30, 1996, is contained in the "Summary of Compensation" table and the "Option Grants in Last Fiscal Year" table under "Executive and Director Compensation". Inasmuch as the future grant of Options under the 1995 Plan is entirely within the discretion of the Board of Directors, such benefits are not determinable. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts to be allocated under the 1995 Plan.

ADDITIONAL INFORMATION REGARDING THE 1995 PLAN

      Administration.  The 1995 Plan is administered by the Board of Directors,
      --------------
which has the authority to interpret the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all determinations deemed necessary or advisable for its administration, including the individuals to whom grants are made and the type, vesting, timing, amount, exercise price and other terms of such grants. See, however, the discussion below under the caption "Non-discretionary Formula Grants for Non-employee Directors" for a description of the granting of Options to Non-Employee Directors. The Board of Directors may delegate most of its duties under the 1995 Plan to a commitee comprised of two or more Non-Employee Directors ( the "Stock Option Committee").

      Non-discretionary Formula Grants for Non-Employee Directors.  The 1995
      -----------------------------------------------------------
Plan provides a non-discretionary formula (the "Non-discretionary Formula") for Non-Employee Directors which automatically provides an initial grant to each Non-Employee Director of Non-Qualified Options to acquire 10,000 shares of Common Stock. In addition, the Non-discretionary Formula automatically grants, on the day of the Annual Meeting of Stockholders each year, to each Non-Employee Director, Non-Qualified Options to acquire 1,000 shares of Common Stock provided
that such director has been a director for more than six months.   All such
grants of shares underlying such Non-Qualified Options will vest equally over a three year period.

      Non-Employee Directors currently eligible to receive stock options pursuant to the Non-discretionary Formula are Messrs. Wayne A. Martino, Michael
J. Davies, Walter H. Lippincott and Gilbert F. Bach. Assuming election to the Board at the Annual Meeting, Messrs. Wayne A. Martino, Michael J. Davies and Walter H. Lippincott will receive options to acquire 1,000 shares of Common Stock as of March 26, 1997, at a price equal to the average of the closing bid and asked prices of the Common Stock on the NASDAQ National Market on that date.

      Amendment or Termination of the Plan.  The Board of Directors may amend or
      ------------------------------------
terminate the 1995 Plan, except that stockholder approval is required to effect a change relating to Incentive Options which is inconsistent with Section 422 of the Code or the regulations issued thereunder, or to effect a change which is inconsistent with Rule 16b-3 promulgated under the Exchange Act or any successor rule. No action taken by the Board or Directors may materially and adversely affect any outstanding Option without the consent of the holder. In addition, any amendment made to the 1995 Plan which would constitute a "modification" to Incentive Options outstanding on the date of such amendment shall only apply prospectively unless the holder thereof agrees otherwise.

      Purchase Price.  The purchase price of Option Shares purchasable pursuant
      --------------
to an Option may not be less than 100% of the fair market value of the shares of Common Stock of the Company on the date the Option is granted. If an Incentive Option is granted to a person who, at the time of such grant, is a 10% stockholder, the purchase price of the shares underlying such Options may not be less than 110% of the fair market value of such shares of Common Stock on the date the Incentive Option is granted. Also, to the extent that the aggregate fair market value of Option Shares with respect to which an Incentive Option is exercisable for the first time by an individual in any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Options.

      The consideration to be paid for the shares of Common Stock to be issued upon exercise of an Option shall be determined by the Board of Directors or the Stock Option Committee, as the case may be, and may consist, in whole or in part, or cash, check, promissory note, other shares of Common Stock of the Company or other consideration to the extent permitted under Delaware law.

      Exercise of Options.  An Option granted under the 1995 Plan may be
      -------------------
exercised during a period of not more than ten years from the date of grant (five years in the case of Incentive Options granted to 10% stockholders). Options may not be exercised for a fraction of an Option Share. To the extent that an Option is not exercised within the period of exercisability specified therein, it will expire as to the unexercised part. Also, the 1995 Plan provides for the earlier expiration of Options in the event of termination of employment. However, at the time Options are granted the Board of Directors or the Stock Option Committee, as the case may be, may extend the exercise period for a specific period of time after the employment termination date.

      Unless otherwise provided in an Option agreement, all Options shall become immediately exercisable upon the occurrence of a "Change of Control" or a "Sale of Assets." A Change of Control means the approval by the holders of Common Stock of, or the occurrence of, a transaction (or series of transactions occurring within a 60 day period or occurring pursuant to a coordinated plan) pursuant to which the holders of voting stock (or securities convertible into the voting stock) of the Company immediately before such transaction are the holders following such transaction of less than

50% of the voting stock (or securities convertible into the voting stock) of the Company in a reorganization, tender offer, consolidation, merger, liquidation, dissolution or any other form of corporate transaction except (a) a merger or other consolidation of the Company in which the holders of Common Stock immediately prior to such merger or consolidation have substantially the same proportion of ownership of the Common Stock of the surviving corporation after the merger or consolidation, or (b) the issuance of shares of Common Stock pursuant to a public offering. A Sale of Assets means the approval by the holders of the Common Stock, or the occurrence of, any sale, lease, exchange, or other disposition other than in the ordinary course of the Company's business of all or substantially all of the assets of the Company by reason of which the Company ceases its normal course of business activities (other than a transfer to a majority-owned subsidiary of the Company).


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1995 PLAN

      The statements in the following paragraphs are based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

      Incentive Options.   It is intended that the Incentive Options under the
      -------------------
1995 Plan will meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." Under the Code, the grantee of an Incentive Option generally is not subject to regular income tax upon the receipt or exercise of such Incentive Option (although the alternative minimum tax may apply upon exercise). If after exercising an Incentive Option, an employee disposes of the Option Shares so acquired after the longer of two years from the date of grant or one year from the date of transfer of Option Shares pursuant to the exercise of such Incentive Option (the "applicable holding period"), the employees will normally recognize a long-term capital gain or loss, provided that the employee holds the Option Shares as a capital asset at such time, equal to the difference, if any, between the amount received for the Option Shares and the exercise price. If, however, an employee does not hold the Option Shares so acquired for the applicable holding period, the disposition is normally:
"disqualifying disposition," and the employee would recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the Option Shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the Incentive Option was exercised over the exercise price will be ordinary income and the balance, if any, will be long-term or short-term capital gain, depending on whether the holding period for the Option Shares exceeded one year and provided that the employee held such shares as a capital asset at such time.

      If, in a disqualifying disposition, the employees sells the Option Shares at a price that is below the fair market value of the Option Shares at the time the Incentive Option was exercised, the amount of ordinary income will be limited to the amount by which the amount realized on the sale exceeds the exercise price.

      An employee who exercises an Incentive Option by delivering shares previously acquired pursuant to the exercise of an Incentive Option is treated as making a "disqualifying disposition" of such shares if the employee delivers such shares before the expiration of the applicable holding period with respect to such shares. Upon the exercise of an Incentive Option with previously acquired shares as to which no disqualifying disposition occurs, it would appear that the employee would not recognize gain or loss with respect to such previously acquired shares.

      Alternative minimum tax ("AMT") is imposed in addition to, but only to the extent it exceeds, the optionholder's regular tax for the taxable year. Generally, AMT is computed at the rate of 26% on the excess of a taxpayer's alternative minimum taxable income (AMTI") over the exemption amount, but only if such excess amount does not exceed $175,000 ($87,500 in the case of married individuals filing separate returns). The AMT tax rate is 28% of such excess amount over the $175,000 ($87,500) amount. For these purposes, the exemption amount is $45,000 for joint returns or returns of surviving spouses ($33,750 for single taxpayers and $22,500 for married individuals filing separate returns), reduced by 25% of the excess of AMTI over $150,000 for joint returns or returns of surviving spouses ($112,500 for single taxpayers and $75,000 for married individuals filing separate returns). A taxpayer's AMTI is essentially the taxpayer's taxable income adjusted pursuant to the AMT provisions and increased by items of tax preference.

      The exercise of Incentive Options (but not Non-Qualified Options) will generally result in an upward adjustment to the optionholder's AMTI in the year of exercise by an amount equal to the excess, if any, of the fair market value of the stock on the date of excercise over the excercise price. The basis of the stock acquired, for AMT purposes, will equal the exercise price increased by the prior upward adjustment of the taxpayer's AMTI due to the exercise of the Option. Upon the disposition of the stock, the increased basis will result in a smaller capital gains for AMTI than for ordinary income tax purposes.

      A deduction will not be allowed to the Company for federal income tax purposes with respect to the grant or exercise of an Incentive Option or the disposition, after the applicable holding period, of the Option Shares acquired upon exercise of an Incentive Option. In the event of a disqualifying disposition , a federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable. See, however, the discussion below under the captions "Change of Control" and "Certain Limitations on Deductibility of Executive Compensation" for a description of certain potential limitations on the allowance of a deduction for federal income tax purposes.

      Non-Qualified Options.  A Non-Qualified Option is an option that does not
      ---------------------
qualify as an "incentive stock option" under Section 422(b) of the Code. An individual who receives a Non-Qualified Option will not recognize any taxable income upon the grant of such Non-Qualified Option. In general, upon the exercise of a Non-Qualified Option, an individual will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the Option Shares at the time of exercise over the exercise price.

      Any optionee who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of registered equity securities of the Company should consult with their tax advisor as to whether, as a result of Section 16(b) of the Exchange Act and the rules and regulations thereunder, the timing of income recognition is deferred for any period following the exercise of a Non-Qualified Option (the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the Option Shares pursuant to the exercise of the Option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such Option Shares over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period.

      The ordinary income recognized with respect to the transfer of Option Shares upon exercise of a Non-Qualified Option under the 1995 Plan will be subject to both wage withholding and employment taxes.

      An individual's tax basis in the Option Shares received on exercise of a Non-Qualified Option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by such individual as a result of the receipt of such Option Shares. The holding period for such Option Shares for the purpose of determining long-term capital gain or loss would begin just after the transfer of the Option Shares, or, in the case of an officer or beneficial owner of more than 10% of any class of registered equity securities of the Company who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any. A deduction for federal income tax purposes will be allowed to the Company in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable. See, however, the discussion below under the captions "Change of Control" and "Certain Limitations on Deductibility of Executive Compensation" for a description of certain potential limitations on the allowance of a deduction for federal income tax purposes.

      If an individual exercises a Non-Qualified Option by delivering other shares, other than shares previously acquired pursuant to the exercise of an Incentive Option which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the Non-Qualified Option as if they had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. So long as the individual receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of Option Shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The individual's tax basis and holding period for the additional Option Shares received on exercise of a Non-Qualified Option paid for, in whole or in part, with shares will be the fair market value of such shares on the exercise date.

      Change of Control.  As described above, upon a Change of Control (as
      -----------------
defined in the 1995 Plan and above), all of the then outstanding Options shall become immediately exercisable. In general, if the total amount of payments to an optionee that is contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including certain payments upon the exercise of options under the 1995 Plan that vest upon a "change of control", equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be nondeductible to the Company and the recipient would be subject to a 20% excise tax on such portion of the payments.

      Certain Limitations on Deductibility of Executive Compensation.  With
      --------------------------------------------------------------
certain exceptions, Section 162(m) of the Code denies a deduction to publicly held companies for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a Non-Qualified Option or the disqualifying disposition of stock purchased pursuant to an Incentive Option). Under proposed regulations, this limitation generally will apply to Options granted under the 1995 Plan unless a Stock Option Committee is appointed which meets the requirements of
Section 162(m) of the Code.

      Approval of Amendment to the 1995 Plan.  Approval by the stockholders of
      --------------------------------------
the amendment to the 1995 Plan to grant options for an additional 400,000 shares of Common Stock under the 1995 Plan will require the affirmative vote of a majority of the votes present at the Annual Meeting in person or by proxy and entitled to be cast.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE ACCOMPANYING PROXY BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 PLAN AND IT IS INTENDED THAT PROXIES NOT OTHERWISE LIMITED WILL BE VOTED IN SUCH MANNER.


                            APPOINTMENT OF AUDITORS

      Arthur Andersen LLP, independent accountants, audited the financial statements of the Company for the fiscal year ended September 30, 1996. Such services consisted of the firm's audit of and report on the annual financial statements and assistance and consultation in connection with filings with the SEC and other matters.

      Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Arthur Andersen LLP, independent accountants, as auditors of the Company for the fiscal year ending September 30, 1997. Approval by the stockholders of such appointment will require the affirmative vote of a majority of the votes present at the Annual Meeting in person or by proxy and entitled to be cast.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE ACCOMPANYING PROXY BY VOTED FOR THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997, AND IT IS INTENDED THAT THE PROXIES NOT OTHERWISE LIMITED WILL BE VOTED IN SUCH MANNER.


                      OTHER ACTIONS AT THE ANNUAL MEETING

      The Board knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters are brought before the Annual Meeting, the proxyholders will vote proxies granted by stockholders in accordance with their best judgment.


                         1997 STOCKHOLDERS' PROPOSALS

      Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1998 must be received by the Secretary, Mecklermedia Corporation, 20 Ketchum Street, Westport, Connecticut 06880, no later than October 15, 1997.

                             ADDITIONAL INFORMATION

      All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying materials will be paid by the Company. In addition to the solicitation of proxies by mail, the Company will request brokers and securities dealers to obtain proxies from and send proxy materials to their principals. Expenses incurred in connection therewith will be reimbursed by the Company. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of the Company without additional compensation. The Board of Directors knows of no business to come before the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                           MECKLERMEDIA CORPORATION
                               20 KETCHUM STREET
                          WESTPORT, CONNECTICUT 06880
                                (203) 226-6967

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alan M. Meckler and Christopher S. Cardell as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Mecklermedia Corporation held of record by the undersigned on February 24, 1997, at the Annual Meeting of Stockholders to be held on March 26, 1997, or any adjournment thereof. At their discretion, the proxies are authorized to vote such shares of Common Stock upon such other business as may properly come before the Annual Meeting.

     The Board of Directors favors a vote for election of Alan M. Meckler, Wayne
A. Martino, Michael J. Davies, Walter H. Lippincott, Christopher S. Cardell, and Gilbert F. Bach (collectively, the "Nominees") as Directors.


                                                                          (over)

[X]
Please mark your vote as in this example.

When this proxy is received in time for the Annual Meeting, properly executed and not revoked, the shares represented thereby will be voted at the meeting as directed. If no such direction is specified, the proxy will be voted FOR the election as directors of the Company of the Nominees named therein, FOR approval of amendment to the Mecklermedia Corporation 1995 Stock Option Plan providing for the increase in the number of shares of Common Stock available for grant pursuant to the exercise of options thereunder, and FOR approval of the appointment of Arthur Andersen LLP, independent accountants, as auditors of the Company for the fiscal year ending September 30, 1997.

                      FOR                              WITHHELD
1. FOR all Nominees   [ ]        WITHHELD all Nominees   [ ]

                                                    FOR     AGAINST   WITHHELD
2. Approval of amendment to Mecklermedia            [ ]       [ ]       [ ]
   Corporation 1995 Stock Option Plan

3. Approval of Arthur Andersen LLP as               [ ]       [ ]       [ ]
   Independent Auditors


For, except vote withheld from the following Nominee(s):

________________________________________

________________________________________


Please sign name(s) exactly as printed hereon. In signing as attorney, executor, administrator, guardian or trustee, please give title as such. For joint accounts, all co-owners should sign.

PLEASE MARK, SIGN AND DATE ABOVE AND RETURN PROMPTLY.

________________________________________

________________________________________
SIGNATURE(S)                      DATE